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                                                                    EXHIBIT 3.29

                           ARTICLES OF INCORPORATION
                           -------------------------

                                      OF
                                      --

                              LAKEWAY CLUBS, INC.
                              ------------------


     The undersigned natural person, of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for such corporation.


                                  ARTICLE ONE
                                  -----------

     The name of the corporation is Lakeway Clubs, Inc.

                                  ARTICLE TWO
                                  -----------

     The period of its duration is perpetual.

                                 ARTICLE THREE
                                 -------------

     The purpose for which the corporation is organized is to transact any and all lawful business for which corporations may be organized under the Texas Business Corporation Act.

                                 ARTICLE FOUR
                                 ------------

     The aggregate number of shares of capital stock which the corporation has authority to issue is one thousand (1,000) shares of common stock of the par value of One Dollar ($1.00). The shares shall be designated as common stock and shall have identical rights, privileges, and powers in every respect. Cumulative voting shall not be allowed and no shareholder shall have any preemptive rights.

                                 ARTICLE FIVE
                                 ------------

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,0000.00), consisting of money, labor done, or property actually received.


Articles of Incorporation - Texas                                      page 1
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                                  ARTICLE SIX
                                  -----------

     The address of its initial registered office is 350 North St.Paul Street, Dallas, Texas 75201, and the name of its initial registered agent at such address is C T Corporation System.

                                 ARTICLE SEVEN
                                 -------------

     The number of directors constituting the initial board of directors is three (3), and the names and addresses of the persons who shall serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:



     Randolph D. Addison                   15770 Dallas Parkway,
                                           5th Floor
                                           Dallas, Texas 75248

     Murry E. Page                         15770 Dallas Parkway,
                                           5th Floor,
                                           Dallas, Texas 75248

     Deborah G. Means                      15770 Dallas Parkway,
                                           5th Floor,
                                           Dallas, Texas 75248


                                 ARTICLE EIGHT
                                 -------------

     The name and address of the incorporator is Linda Blanton-Myers, 15770 Dallas Parkway, 5th Floor, Dallas, Texas 75248.


                                           /s/ Linda Blanton-Myers
                                           -----------------------------------
                                           Linda Blanton-Myers



Articles of Incorporation - Texas                                       page 2
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